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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71788 and No. 33-80306) and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-61743) of Titan International, Inc. of our report dated February 21, 2000, appearing on page F-1 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


PRICEWATERHOUSECOOPERS LLP


St. Louis, Missouri
March 24, 2000


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